EXHIBIT 99.1B

                          FREEDOM INVESTMENT TRUST III

                   AMENDMENT NO. 2 TO MASTER TRUST AGREEMENT
                            AS AMENDED AND RESTATED

         Amendment No. 2 to the Master Trust Agreement dated June 16, 1989, as amended and restated as of May 14, 1991, made at Boston, Massachusetts, as of this 25th day of June, 1992.

                              W I T N E S S E T H:

         WHEREAS, Section 7.3 of the Master Trust Agreement dated June 16, 1989, as amended and restated as of May 14, 1991 (the "Agreement") of Freedom Investment Trust III (the "Trust") provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder.

         NOW, THEREFORE, the Trustees hereby state:

         1. That paragraphs 1 and 2 of Amendment No. 1 to the Agreement and
Section 4.2 of the Agreement and all other appropriate references in the Agreement are further amended to change the name, effective October 1, 1992 (not August 10, 1992), of the established and designated Sub-Trusts as follows:
Freedom Environmental Fund to John Hancock Freedom Environmental Fund and Freedom Discovery Fund to John Hancock Discovery Fund. Furthermore, that the initial paragraph of Section 4.2 of the Agreement as heretofore in effect is amended and restated, to read as follows effective October 1, 1992 (not August 10, 1992):

             "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate two Sub-Trusts: John Hancock Freedom Environmental Fund and John Hancock Discovery Fund. The Shares of such Sub-Trusts and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"

         The undersigned, being a majority of the Trustees of the Trust, hereby certify that the amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement of the Trust.
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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of this 25th day of June, 1992.


/s/ Hugh A. Dunlap, Jr.                        /s/ Douglas M. Costle
------------------------------                 ------------------------------
Hugh A. Dunlap, Jr.                            Douglas M. Costle

/s/ Edward J. Boudreau, Jr.                    /s/ William A. Barron, III
------------------------------                 ------------------------------
Edward J. Boudreau, Jr.                        William A. Barron, III

/s/ Richard A. Farrell                         /s/ Ralph Lowell, Jr.
------------------------------                 ------------------------------
Richard A. Farrell                             Ralph Lowell, Jr.

/s/ Leland O. Erdahl                           /s/ Patrick Grant
------------------------------                 ------------------------------
Leland O. Erdahl                               Patrick Grant

/s/ John A Moore                               /s/ John W. Pratt
------------------------------                 ------------------------------
John A. Moore                                  John W. Pratt
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COMMONWEALTH OF MASSACHUSETTS          )
                                       )  SS.
COUNTY OF SUFFOLK                      )

         Then personally appeared the above-named Hugh A. Dunlap, Jr. Edward J. Boudreau, Jr., Douglas Costle, John A. Moore, John W. Pratt, Patrick Grant, Richard A. Farrell, Leland O. Erdahl, William A. Barron, III and Ralph Lowell, Jr. and acknowledged this instrument to be his free act and deed as of the 25th day of June, 1992.


                                               /s/ (illegible)
                                               ------------------------------
                                               Notary Public

                                               My commission expires: 1-24-97





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